Exhibit 99.1
TeraWulf Reports Third Quarter 2026 Results
HPC lease revenue reaches $63.0 million, representing ~83% of third-quarter revenue
102 MW of critical IT capacity online at Lake Mariner, with an additional 336 MW under construction and progressing within cost guidance
Secured Google Credit Backstop for Anticipated Project Financing in Support of $19 Billion Anthropic Lease; Executed Definitive Fluor EPC Agreement at Justified Data Campus
Muskie contracted power expands to 1 GW; Company reaffirms target of contracting 250–500 MW of incremental critical IT capacity annually
EASTON, Md. – November 6, 2026 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a vertically integrated owner, developer and operator of large-scale digital infrastructure, today announced its financial results for the third quarter ended September 30, 2026 and provided an update on execution across its power-backed digital infrastructure platform.
Third-quarter results reflect continued growth in contracted HPC operations at Lake Mariner and significant progress across the Company’s development portfolio, including the Justified and Muskie data campuses in Kentucky.
Third Quarter 2026 and Recent Highlights
•Financial Performance: Generated third-quarter revenue of $76.2 million, including $63.0 million of HPC lease revenue, representing approximately 83% of total revenue. Net income increased to approximately $709.9 million, benefiting from a non-cash change in fair value of warrants. Non-GAAP Adjusted EBITDA was approximately $(12.8) million.
•Lake Mariner: Operated 102 MW of revenue-generating critical IT capacity as of September 30, 2026, with an additional 336 MW under construction across CB-4 and CB-5. CB-4 remains on track for phased delivery and rent commencement during the fourth quarter. CB-5 remains targeted to begin phased delivery in early 2027. WULF Compute continues to progress within the Company’s previously disclosed cost guidance of $8 million to $10 million per critical IT MW.
•Justified: Executed a 20-year lease with Anthropic for approximately 401 MW of critical IT capacity, representing approximately $19 billion of contracted revenue over the initial term. On November 4, 2026, TeraWulf announced a Google Credit Backstop for Project Financing in support of Anthropic’s lease and a definitive EPC agreement with Fluor Enterprises, Inc. covering three data center buildings. Phased ready-for-service completions are expected to begin in late 2027 and continue through the second quarter of 2028.
•Muskie: Increased contracted power capacity from 500 MW to 1,000 MW through amended electric service and transmission infrastructure agreements with Kentucky Power Company, subject to approval by the Kentucky Public Service Commission. The expansion advances the anticipated delivery of the second 500 MW phase to 2029.
•Liquidity and Financial Flexibility: Ended the quarter with approximately $2.4 billion of cash, cash equivalents and restricted cash. Subsequent to quarter-end, TeraWulf increased commitments under its Revolving Credit Agreement from $250 million to $400 million and added an uncommitted accordion feature permitting up to $150 million of additional commitments, subject to certain conditions.
•Capital Recycling: Completed the sale of the Company’s 50.1% interest in the Abernathy Joint Venture, receiving $250 million of cash consideration during the quarter with the remaining consideration expected to be received (i) $150 million on or before December 31, 2026, and (ii) approximately $130 million, subject to certain adjustments, on or before April 30, 2027. The Company recognized a $95 million gain on the sale during the quarter.
•Growth Target: Reaffirmed the Company’s target of contracting 250 MW to 500 MW of incremental critical IT capacity annually, with a continued focus on secured power, high-quality customer demand and attractive risk-adjusted returns.
Management Commentary
Paul Prager, Chairman and Chief Executive Officer of TeraWulf, commented:
“Third-quarter results reflect strong execution across the business. Lake Mariner is delivering contracted capacity and generating revenue, Justified has the customer, credit support and construction framework to move forward at scale, and Muskie gives us a contracted path to a gigawatt of power.
We remain disciplined about where we deploy capital and the returns we require. Our focus is simple: execute on our commitments, protect our economics and create long-term value for shareholders.”
Patrick Fleury, Chief Financial Officer of TeraWulf, added:
“We ended the quarter with substantial liquidity and further strengthened our financial flexibility through the Abernathy monetization and expansion of our revolving credit facility.
With Lake Mariner progressing within cost guidance and Justified supported by investment-grade credit, we remain well positioned to fund our contracted development while maintaining balance sheet flexibility.”
Investor Conference Call and Webcast
The Company will host its third quarter 2026 earnings conference call and webcast today, November 6, 2026, at 8:00 a.m. Eastern Time. The webcast can be accessed by registering online at https://viavid.webcasts.com/starthere.jsp?ei=1779327&tp_key=e1c5fd1ee8. The call will be available for replay in the “News & Events” section of the Company’s website at https://investors.terawulf.com/events-and-presentations/.
About TeraWulf
TeraWulf develops, owns and operates large-scale, power-backed digital infrastructure in the United States, purpose-built for high-performance computing and artificial intelligence workloads. The Company combines long-term control of land, power and interconnection infrastructure with deep in-house expertise in energy markets, infrastructure development and data center operations. TeraWulf operates the Lake Mariner Data Campus in New York and is developing and pursuing additional large-scale campuses in Kentucky, New York and Maryland. The Company also operates existing bitcoin-mining infrastructure at Lake Mariner, portions of which are being repurposed to support contracted HPC development.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (2) TeraWulf’s ability to complete its data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates; (3) operational risks associated with its data centers and TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (6) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (9) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.
Investors:
Investors@terawulf.com

Media:
media@terawulf.com

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025
(In thousands, except number of shares and par value; unaudited)

	September 30, 2026	December 31, 2025

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,602,127	$3,266,389
Restricted cash	486,702	189,933
Accounts receivable	17,000	1,212
Digital assets	1,527	270
Prepaid expenses	20,232	6,272
Receivable for sale of equity in net assets of investee	272,762	—
Other current assets	26,739	14,197
Total current assets	2,427,089	3,478,273
Property, plant and equipment, net	4,580,681	1,507,699
Equity in net assets of investee	—	446,008
Goodwill	55,457	55,457
Operating lease right-of-use asset	103,530	103,975
Finance lease right-of-use asset	117,130	119,338
Restricted cash	266,491	266,453
Deferred charges	571,125	572,888
Restricted trust investments	19,434	—
Other assets	9,765	8,091
TOTAL ASSETS	$8,150,702	$6,558,182

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$237,710	$65,139
Accrued construction liabilities	329,054	102,582
Accrued interest	120,229	52,775
Other current liabilities	121,041	74,170
Other amounts due to related parties	400	200
Current portion of deferred rent liability	34,503	58,184
Current portion of operating lease liability	2,195	2,015
Current portion of finance lease liability	3	2
Warrant liabilities	1,088,248	844,698
Current portion of long-term debt	81,330	46,316
Short-term convertible notes	491,544	489,767
Total current liabilities	2,506,257	1,735,848
Deferred rent liability, net of current portion	—	23,285
Operating lease liability, net of current portion	23,521	22,309
Finance lease liability, net of current portion	366	289
Long-term debt	3,032,094	3,052,240
Convertible notes	1,627,342	1,582,788
Deferred tax liabilities	160	76
Other liabilities	90,414	902

TOTAL LIABILITIES	7,280,154	6,417,737

Commitments and Contingencies (See Note 12)

EQUITY:
Preferred stock, $0.001 par value, 100,000,000 authorized at September 30, 2026 and December 31, 2025; none issued and outstanding at September 30, 2026 and December 31, 2025; aggregate liquidation preference of $0 at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 950,000,000 authorized at September 30, 2026 and December 31, 2025; 525,340,360 and 444,534,694 issued at September 30, 2026 and December 31, 2025, respectively; 501,371,610 and 420,065,944 outstanding at September 30, 2026 and December 31, 2025, respectively	525	444
Additional paid-in capital	2,669,797	1,285,202
Treasury stock at cost, 23,968,750 and 24,468,750 at September 30, 2026 and December 31, 2025, respectively	(148,309)	(151,509)
Accumulated deficit	(1,651,331)	(993,692)
Total TeraWulf Inc. stockholders’ equity	870,682	140,445
Noncontrolling interests	(134)	—
Total equity	870,548	140,445
TOTAL LIABILITIES AND EQUITY	$8,150,702	$6,558,182
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(In thousands, except number of shares and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Digital asset revenue	$13,244	$43,375	$39,069	$125,416
HPC lease revenue	62,986	7,203	115,940	7,203
Total revenue	76,230	50,578	155,009	132,619

Costs and expenses:
Cost of revenue (exclusive of depreciation shown below)	25,188	17,123	39,949	63,770
Operating expenses	37,742	2,921	68,463	6,104
Operating expenses – related party	1,713	1,582	5,632	4,805
Selling, general and administrative expenses	56,781	16,550	296,797	73,119

Selling, general and administrative expenses – related party	368	126	15,056	7,989
Depreciation	29,636	26,502	79,354	60,862
(Gain) loss on fair value of digital assets, net	(591)	(338)	861	(355)
Change in fair value of contingent consideration	—	8,797	—	10,397
Impairment of property, plant, and equipment	9,724	—	35,421	—
Loss on disposals of property, plant, and equipment	3,894	1,987	4,293	5,818
Total costs and expenses	164,455	75,250	545,826	232,509

Operating loss	(88,225)	(24,672)	(390,817)	(99,890)
Interest expense	(53,554)	(9,830)	(177,014)	(17,891)
Change in fair value of warrant and derivative liabilities	728,442	(424,642)	(243,550)	(424,642)
Loss on extinguishment of debt	—	—	(7,116)	—
Interest income	28,580	4,094	86,947	7,585
Other (loss) income, net	(183)	—	747	—
Income (loss) before income tax, equity in net loss of investee and gain on sale of equity interest in investee	615,060	(455,050)	(730,803)	(534,838)
Income tax provision	(28)	—	(84)	—
Equity in net loss of investee, net of tax	(493)	—	(23,104)	—
Gain on sale of equity interest in investee	94,995	—	94,995	—
Net income (loss)	709,534	(455,050)	(658,996)	(534,838)
Less: net loss attributable to noncontrolling interests	(378)	—	(1,357)	—
Net income (loss) attributable to TeraWulf Inc.	$709,912	$(455,050)	$(657,639)	$(534,838)

Earnings (loss) per common share:
Basic	$1.42	$(1.13)	$(1.40)	$(1.37)
Diluted	$(0.03)	$(1.13)	$(1.40)	$(1.37)

Weighted average common shares outstanding:
Basic	500,068,776	401,559,291	469,883,421	390,602,067
Diluted	573,606,743	401,559,291	469,883,421	390,602,067

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(In thousands; unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(658,996)	$(534,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs, commitment fees and accretion of debt discount	31,862	7,112
Accretion of deferred cash consideration in asset acquisition	1,033	—
Accretion of interest income from sale of equity in net assets of investee	(4,136)	—
Related party expense settled with respect to common stock	—	2,375
Stock-based compensation expense	215,376	44,323
Stock-based charitable contribution	14,390	—
Depreciation	79,354	60,862
Accretion of asset retirement obligations	685	—
Change in asset retirement obligations estimate	(58)	—
Amortization of right-of-use asset	5,646	2,602
Revenue recognized from digital assets mined and hosting services	(39,069)	(125,416)
Loss (gain) on fair value of digital assets, net	861	(355)
Change in fair value of contingent consideration	—	10,397
Impairment of property, plant, and equipment	35,421	—
Loss on disposals of property, plant, and equipment	4,293	5,818
Change in fair value of warrant and derivative liabilities	243,550	424,642
Loss on extinguishment of debt	7,116	—
Deferred income tax provision	84	—
Other income	(747)	—
Equity in net loss of investee, net of tax	23,104	—
Gain on sale of equity interest in investee	(94,995)	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(15,848)	(3,052)
Increase in prepaid expenses	(13,960)	(3,275)
Increase in other current assets	(21,121)	(4,662)
Decrease (increase) in deferred charges	1,763	(57,462)
Decrease (increase) in other assets	215	(200)
Increase (decrease) in accounts payable	3,996	(5,651)
Increase in accrued interest and other current liabilities	50,009	46,957
Increase (decrease) in other amounts due to related parties	200	(620)

(Decrease) increase in deferred rent liability	(46,966)	86,157
Decrease in operating lease liability	(1,523)	(299)
(Decrease) increase in other liabilities	(487)	9,576
Net cash used in operating activities	(178,948)	(35,009)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of and deposits on plant and equipment	(2,230,788)	(445,199)
Proceeds from sales of property, plant and equipment	445	8,828
Cash paid for asset acquisitions	(234,653)	—
Acquisition of a business, net of cash acquired	—	(21,731)
Purchase of securities by trust	(22,561)	—
Proceeds from sale of securities by trust	1,997	—
Proceeds from sale of digital assets	37,011	125,775
Proceeds from sale of equity in net assets of investee	250,000	—
Net cash used in investing activities	(2,198,549)	(332,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of short-term debt, net of issuance costs paid of $7,250 and $0	92,750	—
Repayment of short-term debt	(100,075)	—
Proceeds from issuance of convertible notes, net of issuance costs paid of $0 and $24,671	—	975,329
Payment of debt issuance costs	(41,419)	(1,098)
Principal payments on finance lease	—	(9,158)
Proceeds from issuance of common stock, net of issuance costs paid of $35,864 and $0	1,199,820	—
Proceeds from exercise of warrants	7,038	3,129
Payment for settlement of preferred stock conversion	—	(12)
Purchase of capped calls	—	(100,600)
Purchase of treasury stock	—	(33,292)
Payments of tax withholding related to net share settlements of stock-based compensation awards	(148,072)	(28,273)
Net cash provided by financing activities	1,010,042	806,025

Net change in cash, cash equivalents and restricted cash	(1,367,455)	438,689
Cash, cash equivalents and restricted cash at beginning of period	3,722,775	274,065
Cash, cash equivalents and restricted cash at end of period	$2,355,320	$712,754

Cash paid during the period for:

Interest	$136,078	$7,119
Income taxes	$—	$—

Non-GAAP Measure
The Company presents Adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“U.S. GAAP”). The Company defines non-GAAP “Adjusted EBITDA” as net income (loss) adjusted for: (i) impacts of interest, taxes, depreciation and amortization; (ii) stock-based compensation expense, amortization of right-of-use asset, accretion of asset retirement obligations, related party expenses settled with respect to Common Stock and stock-based charitable contribution to The TeraWulf Charitable Foundation which are non-cash items that the Company believes are not reflective of its general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) equity in net loss of investee, net of tax, related to the Abernathy Joint Venture and the gain on sale of equity interest in investee; (iv) interest income and other (loss) income, net for which management believes are not reflective of the Company’s ongoing operating activities; (v) change in fair value of warrant liabilities, changes in fair value of contingent consideration, loss on extinguishment of debt, loss on disposals of property, plant and equipment and impairment of property, plant and equipment which are not reflective of the Company’s general business performance; and (vi) acquisition-related transaction costs which management believes are not reflective of the Company’s ongoing operating activities.
Management believes that providing this non-GAAP financial measure allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP Adjusted EBITDA, management believes that Adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s revenues). For example, the Company expects that share-based compensation expense, which is excluded from Adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants.
The Company’s Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance derived in accordance with U.S. GAAP. Although management utilizes internally and presents Adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by U.S. GAAP financial results. Accordingly, Adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP.

The following table is a reconciliation of the Company’s non-GAAP Adjusted EBITDA to its most directly comparable U.S. GAAP measure (i.e., net income/loss) for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) attributable to TeraWulf Inc.	$709,912	$(455,050)	$(657,639)	$(534,838)
Net loss attributable to non-controlling interest	(378)	—	(1,357)	—
Net income (loss)	709,534	(455,050)	(658,996)	(534,838)
Adjustments to reconcile net income (loss) to non-GAAP Adjusted EBITDA:
Gain on sale of equity interest in investee	(94,995)	—	(94,995)	—
Equity in net loss of investee, net of tax	493	—	23,104	—
Income tax provision	28	—	84	—
Other loss (income), net	183	—	(747)	—
Interest income	(28,580)	(4,094)	(86,947)	(7,585)
Loss on extinguishment of debt	—	—	7,116	—
Change in fair value of warrant and derivative liabilities	(728,442)	424,642	243,550	424,642
Interest expense	53,554	9,830	177,014	17,891
Loss on disposals of property, plant, and equipment	3,894	1,987	4,293	5,818
Impairment of property, plant, and equipment	9,724	—	35,421	—
Change in fair value of contingent consideration	—	8,797	—	10,397
Depreciation	29,636	26,502	79,354	60,862
Accretion of asset retirement obligations	250	—	685	—
Amortization of right-of-use asset	1,901	1,167	5,646	2,602
Stock-based compensation expense	30,019	4,345	215,376	44,323
Stock-based charitable contribution	—	—	14,390	—
Related party expense settled with respect to common stock	—	—	—	2,375
Acquisition-related transaction costs	—	—	438	1,475
Non-GAAP Adjusted EBITDA	$(12,801)	$18,126	$(35,214)	$27,962